Exhibit 99.1

Contacts:	Brad Holiday Patrick Burke Scott Goryl

CALLAWAY GOLF COMPANY APPOINTS ROBERT JULIAN AS CFO

CARLSBAD, Calif., April 15, 2015 — Callaway Golf Company (NYSE: ELY) today announced that the Company has appointed Robert K. Julian as Chief Financial Officer of the Company, effective May 11, 2015. Brad Holiday, who has served as Chief Financial Officer since August 2000, announced his impending retirement in December 2014.

“After a thorough search, we believe that we have selected an outstanding individual to lead our global finance organization through the next chapter of Callaway’s turnaround plan,” Mr. Brewer said. “Robert has excellent leadership skills, strong business acumen, and solid knowledge in all facets of finance and accounting.”

“We are very grateful for Brad’s many years of service; his contributions to the company are too numerous to count,” Mr. Brewer added. “Brad has consistently demonstrated high integrity and professionalism as Callaway Golf’s CFO for more than 14 years.”

Robert Julian has over 20 of years of financial leadership experience with increasing responsibility within industrial and technology companies such as Lydall, Legrand, Fisher Scientific International, Cisco Systems and Honeywell. In his most recent role, he served as Executive Vice President & Chief Financial Officer at Lydall, Inc. Robert has a Bachelor of Arts Degree in Finance from Michigan State University and an MBA in Finance from the University of Michigan. He will be relocating to the San Diego area with his family.

“Having been a golf enthusiast my entire life, I am very excited to join Callaway,” Mr. Julian said. “I look forward to working with Chip and the senior management team to help drive continued business success and increase shareholder value.”

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Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to a recovery, future business success and increase in shareholder value are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various unknowns, including delays, difficulties, or increased costs in implementing the Company’s turnaround strategy; consumer acceptance of and demand for the Company’s products; the level of promotional activity in the marketplace; unfavorable weather conditions, future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company’s credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products or in manufacturing the Company’s products; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the

Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s products or on the Company’s ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf

Callaway Golf Company (NYSE: ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more, please visit http://www.CallawayGolf.com